As filed with the Securities and Exchange Commission on July 17, 1997

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Allied Capital Corporation
             (Exact name of registrant as specified in its charter)

                 Maryland                               53-0245085
      -------------------------------       ----------------------------------
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

          1666 K Street, N.W.
           Washington, D.C.                               20006
  ----------------------------------------              ---------
  (Address of principal executive offices)              (Zip Code)

                  Allied Capital Corporation Stock Option Plan
                            (Full title of the plan)

                   William L. Walton, Chief Executive Officer
                       c/o Allied Capital Advisers, Inc.
                              1666 K Street, N.W.
                             Washington, D.C. 20006
                    (Name and address of agent for service)
                                 (202) 331-1112
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

========================================================================================================================
                                                     Proposed Maximum          Proposed Maximum
 Title of Securities to be        Amount to         Offering Price Per        Aggregate Offering           Amount of
         Registered             be Registered              Unit                     Price              Registration Fee
------------------------------------------------------------------------------------------------------------------------
        Common stock               530,356                $16.00                   $8,485,696.00*           $2,571.42
========================================================================================================================

* Included solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933 and is based upon the average of the high and low price per share of Allied Capital Corporation Common Stock on the Nasdaq National Market System on July 11, 1997.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus constituting Part I of this registration statement also relates to unexercised options on 535,335 shares of the registrant's common stock previously registered on Form S-8 (Commission File No.33-78394) but unsold as of the date hereof.
The filing fee previously paid in connection with such securities is $2,445.92.

This registration statement is being filed solely in order to register an additional 530,356 shares of the registrant's common stock to be issued upon the exercise of options granted under the Allied Capital Corporation Stock Option Plan (the "Plan"). A registration statement on Form S-8 has previously been filed with the Securities and Exchange Commission (Commission File No. 33-78394) in connection with shares issuable under the Plan, and the contents of that registration statement are incorporated herein by reference thereto.


                                    PART II


Item 8.  Exhibits

         See Exhibit Index.

                               POWERS OF ATTORNEY

         LET IT BE KNOWN that each officer or director whose signature appears in paragraph (b) under "SIGNATURES" below appoints G. Cabell Williams, III and Joan M. Sweeney, jointly and severally, his/her attorneys-in-fact, with power of substitution, for him/her in all capacities, to sign amendments and post-effective amendments to the Registration Statement of the Allied Capital Corporation Stock Option Plan and to file such amendments with exhibits with the Securities and Exchange Commission, hereby ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.

                                   SIGNATURES

         (a) THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 26th day of June, 1997.

                                        ALLIED CAPITAL CORPORATION

                                        By: /s/ G. Cabell Williams III
                                           -------------------------------------
                                           Name: G. Cabell Williams, III
                                           Title: Managing Director

         (b) Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


 /s/ William L. Walton                                Chairman and                         June 26, 1997
--------------------------------------------          Chief Executive Officer
William L.  Walton                                    (Principal Executive Officer)



 /s/ George C. Williams                               Director                             June 26, 1997
-------------------------------------------
George C. Williams


 /s/ G. Cabell Williams, III                          Director and                         June 26, 1997
-------------------------------------------           Managing Director
G. Cabell Williams, III


 /s/ Joseph A. Clorety, III                           Director                             June 26, 1997
--------------------------------------------
Joseph A. Clorety, III


 /s/ Michael I. Gallie                                Director                             June 26, 1997
-----------------------------------------------
Michael I. Gallie

 /s/ Warren K. Montouri                               Director                             June 26, 1997
------------------------------------------
Warren K. Montouri


 /s/ Guy T. Steuart, II                               Director                             June 26, 1997
----------------------------------------
Guy T. Steuart, II


 /s/ T. Murray Toomey                                 Director                             June 26, 1997
------------------------------------
T. Murray Toomey


 /s/ Jon A. DeLuca                                    Principal and                        June 26, 1997
----------------------------------------              Chief Financial Officer
Jon A. DeLuca                                         (Principal Financial and
                                                      Accounting Officer)


                                   SIGNATURES

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of the Company's Board of Directors has duly caused this Registration Statement to be signed by the undersigned on behalf of the Allied Capital Corporation Stock Option Plan, thereunto duly authorized in the City of Washington, District of Columbia, on the 26th day of June, 1997.

                               Allied Capital Corporation Stock Option Plan


                               By: /s/ Guy T. Steuart, II
                                  -------------------------------------
                                  Guy T. Steuart, II, Chairman of Allied Capital Corporation Compensation Committee

                                 EXHIBIT INDEX

 Exhibit Number                                                    Exhibit Name
 --------------                                                    ------------
         4                                         Allied Capital Corporation Stock Option Plan,
                                                   as amended

         5                                         Opinion of Sutherland Asbill & Brennan LLP

         15                                        Omitted -- Not applicable

         23                                        (a) Consent of Matthews Carter & Boyce PC
                                                   (b) Consent of Counsel -- See Exhibit 5.

         24                                        Powers of Attorney
                                                   These documents form part of the
                                                   Signature Pages.





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